AMENDED AND RESTATED EXHIBIT A
TO THE
RULE 17F-5 AND RULE 17F-7 LETTER AGREEMENT

This Amended and Restated Exhibit A, effective as of ___________, 2013, relates to the Rule 17f-5 and Rule 17f-7 letter agreement dated as of April 11, 2011 between The Bank of New York Mellon and DundeeWealth Funds effective April 11, 2011.

List of Funds

Dynamic Energy Income Fund
Dynamic Global Growth Fund
Dynamic World Growth Fund
(f/k/a Dynamic Growth Navigator Fund)
Dynamic Canadian Equity Income Fund
(f/k/a Dynamic Infrastructure fund)
Dynamic Contrarian Advantage Fund
Dynamic Discovery Fund1
Dynamic Gold & Precious Metals Fund
Dynamic Canadian Value Fund
Dynamic U.S. Growth Fund
JOHCM International Select Fund
JOHCM Emerging Markets Opportunities Fund
Mount Lucas U.S. Focused Equity Fund
Smith Group Large Cap Core Growth Fund
JOHCM Global Equity Fund

1 Will cease operation as of January 31, 2013.
(Signature page follows.)

In witness whereof, the parties hereto have caused this Amended and Restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

Agreed:

DUNDEEWEALTH FUNDS

By:
Name:	Amy D. Duling
Title:	President

THE BANK OF NEW YORK MELLON

By:
Name:
Title: